BigCommerce Holdings, Inc.

Insider Trading Compliance Policy

Federal and state laws prohibit trading securities of a company while in possession of material nonpublic information (as described in additional detail below, “MNPI”) and in breach of a duty of trust or confidence, as well as communicating such information to those who may trade. Violating these laws can harm the reputation of BigCommerce Holdings, Inc. (together with its subsidiaries, the “Company”), erode investor trust, and lead to serious legal charges against both the individual and the Company. The Company may take appropriate disciplinary action, including disclosure of wrongdoing to authorities and/or dismissal from the Company.

Persons Covered and Administration of Policy

This Insider Trading Compliance Policy (this “Policy”) applies to the following (collectively, “Covered Persons”):

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all officers, directors, and employees of the Company, including “officers” under Section 16 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”),
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entities controlled by Covered Persons, including corporations, limited liability companies, partnerships or trusts (the transactions of which should be treated as if they were for the individual’s account),
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other persons with access to MNPI, such as contractors or consultants, and
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other individuals designated by the General Counsel, Chief Legal Officer or equivalent (the “Compliance Officer”).

Covered Persons are responsible for ensuring their household members comply with this

Policy.

Questions regarding the Policy should be directed to the legal department, which is responsible for the administration of this Policy.

Policy Statement

Covered Persons may not trade in securities of the Company or any other company (including, but not limited to third parties such as suppliers, customers, competitors, or potential acquisition targets), while possessing MNPI about any such company or the security of any such company obtained in breach of trust or confidence. In addition, no Covered Person shall purchase or sell any security of any other company, including another company in the Company’s industry, while in possession of MNPI if such information is obtained through the Covered Person’s employment or service with the Company.

Covered Persons may not directly or indirectly communicate MNPI:

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outside the Company, except in accordance with the Company’s confidential information policies, or
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inside the Company, unless it is necessary for the recipient to know the information.

“Securities” includes stocks, bonds, notes, debentures, options, warrants, equity and other convertible securities, as well as derivative instruments.

“Purchase” and “sale” are defined broadly under the federal securities law. “Purchase” includes not only the actual purchase of a security, but also any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but also any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, transfers, gifts, and acquisitions and exercises of warrants or puts, calls, pledging and margin loans, or other derivative securities.

Laws and regulations addressing insider trading are complex. Please seek guidance from the legal department prior to considering a transaction in Company securities.

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BLACKOUT PERIODS

During a blackout period, the following are prohibited from buying or selling any Company security:

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directors, officers, employees listed on Schedule I, as amended from time to time, and
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any individuals or entities covered by this Policy due to their relationship to such persons.

Blackout periods start on the 14th day of the last month of any fiscal quarter and end after the second full trading day after the public release of earnings data. Blackout periods also occur during any other trading suspension period declared by the Company. A trading day refers to a day on which U.S. national stock exchanges are open.

If, for example, the Company were to make an earnings announcement on Monday prior to 9:30 a.m. Eastern Time, then the blackout period would terminate after the close of trading on Tuesday. If an earnings announcement were made on Monday after 9:30 a.m. Eastern Time, then the blackout period would terminate after the close of trading on Wednesday.

If you are unsure whether information is publicly available, please consult the legal department.

These prohibitions do not apply to:

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purchases of the Company’s securities from the Company, or sales of the Company’s securities to the Company;
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exercises of stock options, surrendering shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, or the vesting of equity-based awards, so long as it does not involve a market sale of the Company’s securities and it complies with the equity award agreement; using a broker for a “cashless exercise” does involve a market sale and is not allowed under this exception;
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bona fide gifts of the Company’s securities, unless the individual making the gift knows, or is reckless in not knowing, the recipient intends to sell the securities while the donor is in possession of MNPI about the Company; or
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purchases or sales of the Company’s securities made pursuant to a plan adopted to comply with the Exchange Act Rule 10b5-1 (“Rule 10b5-1”).

Exceptions to the blackout period policy may be approved by the Compliance Officer or, in the case of exceptions for directors, the Board of Directors.

The Compliance Officer may recommend that directors, officers, employees or others suspend trading in Company securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above, all of those individuals affected should not trade in the Company’s securities while the suspension is in effect, and should not disclose to others that the Company has suspended trading.

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PRECLEARANCE OF TRADES BY DIRECTORS, OFFICERS AND EMPLOYEES

All transactions in the Company’s securities by directors, officers, and employees listed on Schedule II (each, a “Preclearance Person”) must be precleared by the Compliance Officer or the Chief Financial Officer for transactions by the Compliance Officer. Preclearance does not represent legal advice that a proposed transaction complies with the law.

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A written request for preclearance must be made at least two business days in advance of the proposed transaction, and should include the identity of the Preclearance Person, a description of the proposed transaction, the proposed date of the transaction, and the number of shares or other securities involved.
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The Preclearance Person must execute a certification, in the form and manner required by the Company, that he or she is not aware of MNPI about the Company.
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The Compliance Officer, or the Chief Financial Officer for transactions by the Compliance Officer, has sole discretion to decide whether to clear any contemplated transaction.
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All trades that are precleared must be effected within five business days of receipt of the preclearance; otherwise the trade must be submitted for preclearance again prior to execution.
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Transactions under a previously established Rule 10b5-1 Trading Plan that has been preapproved in accordance with this Policy are not subject to further preclearance.
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If the Preclearance Person becomes aware of MNPI, or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed.

None of the Company, the Compliance Officer, or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a request for preclearance.

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MNPI

Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell, or hold a security, or if the information is likely to have a significant effect on the market price of the security. Material information can be positive or negative, and can relate to virtually any aspect of a company’s business or to any type of security, debt, or equity. Information that something is likely to happen in the future—or even just that it may happen—could be deemed material.

Examples of material information may include (but are not limited to) information about:

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our platform including subscription and/or customer growth
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corporate earnings or earnings forecasts;
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possible mergers, acquisitions, tender offers, or dispositions;
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major new products or product developments;
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dividends

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important business developments, such as major contract awards or cancellations, trial results, developments regarding strategic partners;
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management or control changes;
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significant borrowing or financing developments including pending public sales or offerings of debt or equity securities;
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defaults on borrowings;
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bankruptcies;
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cybersecurity or data security incidents; and
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significant litigation or regulatory actions.

“Nonpublic” information is not available to the general public. To be considered “public,” information must be widely disseminated in a way that makes it generally available to investors.

This must be through a Regulation FD-compliant method such as a press release, a filing with the

U.S. Securities and Exchange Commission (the “SEC”) or a compliant conference call. The Compliance Officer has sole discretion to determine whether information is public under this policy.

Rumors, even if accurate and reported in the media, do not constitute public dissemination. Additionally, a reasonable period of time may need to pass after a public announcement before the market can react to the information. Generally, after two full trading days following the release of the information to the public, the information would be considered public.

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POST-TERMINATION TRANSACTIONS

If an individual is in possession of MNPI when the individual’s service terminates, the individual may not trade in the Company’s securities until that information has become public or is no longer material.

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PROHIBITED TRANSACTIONS

Certain types of transactions may amplify legal risk and or create the appearance of improper or inappropriate conduct. Accordingly, Covered Persons must comply with the following policies.

A.
Short Sales

This policy prohibits short sales of the Company’s securities. Short sales involve selling shares that are not owned or selling shares that are not delivered within 20 days after the sale. This signals that the seller expects the securities to decrease in value and implies a lack of confidence in the Company. Moreover, Section 16 reporting persons, such as directors, officers, and the Company’s 10% stockholders, are prohibited from making short sales of the Company’s equity securities by the Exchange Act.

B.
Options

This policy prohibits transactions in puts, calls, or other derivative securities involving the Company’s equity securities, on an exchange, on an over-the-counter market, or in any other organized market. A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and, therefore, creates the appearance that a Covered Person is trading based on MNPI. Transactions in options, whether traded on an exchange, on an over-the-counter market, or any other organized market, also may focus a Covered Person’s attention on short-term performance at the expense of the Company’s long-term objectives.

C.
Hedging Transactions

This policy prohibits hedging transactions involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars, exchange funds, and other similar transactions that are designed to offset any decrease in the market value of the Company’s equity securities. These transactions allow a person to own the securities without bearing the full risks and rewards of ownership, which may misalign any such Covered Person’s interests with those of other stockholders.

D.
Margin Accounts and Pledging

This policy prohibits individuals from pledging Company securities as collateral for a loan, purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account. This prohibition does not apply to cashless exercises of stock options under the Company’s equity plans, nor to situations approved in advance by the Compliance Officer.

E.
Partnership Distributions

Nothing in this Policy is intended to limit the ability of an investment fund, venture capital partnership or other similar entity with which a director is affiliated to distribute Company securities to its partners, members, or other similar persons. It is the responsibility of each affected director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances, and applicable securities laws.

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RULE 10B5-1 TRADING PLANS

The trading restrictions set forth in this Policy, other than those transactions described under “Prohibited Transactions,” do not apply to transactions under a previously established contract, plan or instruction to trade in the Company’s securities entered into in accordance with Rule 10b5-1 (a “Trading Plan”) that:

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has been submitted to and preapproved by the Compliance Officer;
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includes a “Cooling Off Period” for
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Section 16 reporting persons that extends to the later of 90 days after adoption or modification of a Trading Plan or two business days after filing the Form 10-K or Form 10-Q covering the fiscal quarter in which the Trading Plan was adopted, up to a maximum of 120 days; and
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employees and any other persons, other than the Company, that extends 30 days after adoption or modification of a Trading Plan;
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for Section 16 reporting persons, includes a representation in the Trading Plan that the Section 16 reporting person is (1) not aware of any MNPI about the Company or its securities; and (2) adopting the Trading Plan in good faith and not as part of a plan or scheme to evade Rule 10b-5;
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has been entered into in good faith at a time when the individual was not in possession of MNPI about the Company and not otherwise in a blackout period, and the person who entered into the Trading Plan has acted in good faith with respect to the Trading Plan;
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either (1) specifies the amounts, prices, and dates of all transactions under the Trading Plan; or (2) provides a written formula, algorithm, or computer program for determining the amount, price, and date of the transactions, and (3) prohibits the individual from exercising any subsequent influence over the transactions; and
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complies with all other applicable requirements of Rule 10b5-1.

The Compliance Officer may impose additional requirements for Trading Plans. Individuals may not have more than one plan at a time, except under the limited circumstances permitted by Rule 10b5-1 and with preapproval of the Compliance Officer.

An individual can only change a plan outside of a blackout period, with no access to MNPI, and subject to preapproval of the Compliance Officer. Modifications that change the amount, price, or timing of the purchase or sale of the underlying securities will trigger a new Cooling Off Period.

The Company may publicly disclose, announce, or respond to inquiries from the media regarding the adoption, modification, or termination of a Trading Plan and non-Rule 10b5-1 trading arrangements, or the execution of related transactions. The Company may suspend or prohibit Trading Plans or related transactions if the Compliance Officer or the Board of Directors, in its discretion, determines that it is in the best interests of the Company. Individuals are solely responsible to comply with Rule 10b5-1 and the Trading Plan. The Company and its employees are not liable for any delay, withheld approval, legality, or consequences of entry into or the use of any Trading Plan.

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INTERPRETATION, AMENDMENT, AND IMPLEMENTATION OF THIS POLICY

The Compliance Officer shall have the authority to interpret and update this Policy and all related policies and procedures. In particular, such interpretations and updates of this Policy, as authorized by the Compliance Officer, may include amendments to or departures from the terms of this Policy, to the extent consistent with the general purpose of this Policy and applicable securities laws.

Actions taken by the Company, the Compliance Officer, or any other Company personnel do not constitute legal advice, nor do they insulate you from the consequences of noncompliance with this Policy or with securities laws.

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CERTIFICATION OF COMPLIANCE

All directors, officers, employees and others subject to this Policy may be asked periodically to certify their compliance with the terms and provisions of this Policy.

Schedule I

Individuals Subject to Quarterly Trading Blackouts

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Board directors
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Executive officers
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Business unit heads and direct reports of the chief executive officer
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All employees in the finance, legal, accounting and corporate communications departments
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Other employees designated on a case-by-case basis

Schedule II

Individuals Subject to Preclearance Requirement

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Board directors
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Executive officers
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Business unit heads and direct reports of the chief executive officer
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All employees in the finance, legal, accounting, and corporate communications departments
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Other employees designated on a case-by-case basis